UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

MANHATTAN PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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48 Wall Street
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 13, 2011

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Manhattan Pharmaceuticals, Inc., a Delaware corporation (“Manhattan”). The Annual Meeting will be held at the offices of Lowenstein Sandler PC at 65 Livingston Avenue, Roseland, New Jersey, 07068, on May 13, 2011, at 10:00 a.m. (EDT), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.
To authorize our Board of Directors (the “Board”), at its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), within the range of 1 for 25 and 1 for 50, inclusive, without further approval or authorization of our stockholders if the Board determines in the future that such a reverse stock split is in the best interests of the stockholders.  The Board intends to effect such a reverse stock split such that after the reverse split there will be between 10 million and 20 million shares of common stock outstanding;

2.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
3.
To authorize our Board of Directors (the “Board”), at its discretion, to amend our 2003 Stock Option Plan to increase the number of shares available for issuance thereunder from 15,000,000 to an amount, after taking into account the effects of the reverse split, that is10% of the shares of the our common stock outstanding;

4.	To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011; and
5.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on March 17, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, as promptly as possible. If you attend the Annual Meeting, you may withdraw the proxy and vote in person.

By Order of the Board of Directors,

MANHATTAN PHARMACEUTICALS, INC.

/s/ Michael G. McGuinness

Michael G. McGuinness
Chief Operating Officer, Chief Financial Officer and Secretary

New York, New York
February [  ], 2011

PROXY STATEMENT
OF
MANHATTAN PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 13, 2011

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Manhattan Pharmaceuticals, Inc., a Delaware corporation (sometimes referred to as “Manhattan,” “we,” “us,” or “our”) for use at the Annual Meeting of Stockholders to be held on May 13, 2011, at 10:00 a.m. EDT (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of Lowenstein Sandler PC at 65 Livingston Avenue, Roseland, New Jersey, 07068, on May 13, 2011, at 10:00 a.m. (EDT).

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 13, 2011.

Our proxy materials including our Proxy Statement for the 2011 Annual Meeting, 2010 Annual Report to Stockholders (which contains our Annual Report on Form 10-K) and proxy card are available on the Internet at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on May 13, 2011, at 10:00 a.m. (EDT) at the offices of Lowenstein Sandler PC at 65 Livingston Avenue, Roseland, New Jersey, 07068.  However, you do not need to attend the Annual Meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card, or utilize the internet or telephone voting options.
We intend to mail this proxy statement and accompanying proxy card on or about March 17, 2011 to all stockholders of record on such date entitled to vote at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

           If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, March 17, 2011, will be entitled to vote at the Annual Meeting.  On this record date, there were 129,793,289 shares of our Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy.  Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

You are being asked to consider and vote on the following proposals:
•
To authorize our Board of Directors (the “Board”), at its discretion, to amend our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), within the range of 1 for 25 and 1 for 50, inclusive, without further approval or authorization of our stockholders if the Board determines in the future that such a reverse stock split is in the best interests of the stockholders.  The Board intends to effect such a reverse stock split such that after the reverse split there will be between 10 million and 20 million shares of common stock outstanding;

•	To elect six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•
To authorize our Board of Directors (the “Board”), at its discretion, to amend the our 2003 Stock Option Plan to increase the number of shares available for issuance thereunder from 15,000,000 to an amount, after taking into account the effects of the reverse split, that is 10% of the shares of Manhattan’s common stock outstanding;

•	To ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011; and
•	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify.  For the other matters to be voted on, you may vote “For” or “Against” or “Abstain” from voting.  The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card.  Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, where a ballot will be made available to you.
•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the Annual Meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the Annual Meeting, or if no recommendation is given, in their own discretion.

•
To vote your proxy by the internet, simply log on to www.proxyvote.com, have your proxy card in hand and follow the instructions.  If you vote your proxy by the internet by 11:59 PM EDT on May11, 2011, your shares will be voted as you indicate on your internet vote. If you vote by the internet but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the Annual Meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the Annual Meeting, or if no recommendation is given, in their own discretion.

•
To vote your proxy by telephone, simply use a touch-tone telephone and dial 1-800-690-6903, have your proxy card in hand and follow the instructions.  If you vote your proxy by telephone by 11:59 PM EDT on May 11, 2011, your shares will be voted as you indicate on your telephone vote. If you vote by telephone but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the Annual Meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the Annual Meeting, or if no recommendation is given, in their own discretion.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Manhattan.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our Common Stock you own as of the close of business on the record date, March 17, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” authorizing our Board, at its discretion, to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock by a ratio of between 1 for 25 and 1 for 50, inclusive, without further approval or authorization of our stockholders; “For” the election of all six nominees for director; "For" the amendment to our 2003 Stock Option Plan to increase the number of shares available for issuance thereunder from 15,000,000 to an amount, after taking into account the effects of the reverse split, that is 10% of the shares of Manhattan’s common stock outstanding and “For” the ratification and approval of the selection of J.H. Cohn LLP as our independent registered public accounting firm for fiscal year 2011.  If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the Annual Meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.
•	You may send a written notice that you are revoking your proxy to our Secretary at 48 Wall Street, New York, New York 10005.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
 If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by the close of business on December 1, 2011 to our Secretary at 48 Wall Street, New York, New York 10005. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us by March 20, 2012, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter.

What vote is required to approve each proposal?

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

With respect to the second proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below), if any, will not affect the outcome of the vote on this proposal.

With respect to the first proposal (approval of amendment to our Certificate of Incorporation), the affirmative vote of a majority of our outstanding shares of Common Stock as of the record date is required to approve the proposal. As a result, abstentions and "broker non-votes" (see below), if any, will have the same practical effect as a negative vote on these proposals.

With respect to the other proposals and approval of any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, excluding for the avoidance of doubt any “broker non-votes”, is required to approve these proposals. As a result, abstentions will have the same practical effect as a negative vote on these proposals, and “broker non-votes” (see below), if any, will not affect the outcome of the vote on these proposals.

Holders of the Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

What are "broker non-votes"?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting. If that happens, the nominees who are members of the New York Stock Exchange may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the election of directors and the adoption of the increase in authorized shares of common stock. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the amendment to our 2003 Stock Option Plan is not considered to be “routine” matters, and hence there may be a significant number of broker non-votes on these proposals.  We believe that the proposals for the election of directors, ratification of our independent registered public accounting firm and the amendments to our Certificate of Incorporation to effect a reverse stock split and increase the authorized shares of our Common Stock are considered to be “routine” matters, and hence we do not expect that there will be a significant number of broker non-votes on these proposals.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for our Annual Meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2011.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our Common Stock, as of February 14, 2011:

o	by each person known by us to be the beneficial owner of 5% or more of our Common Stock;
o	by each of our directors and executive officers; and
o	by all of our directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock indicated.  For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, of any shares of our Common Stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this prospectus, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.  Common stock beneficially owned and percentage ownership as of February 14, 2011 were based on 129,793,289 shares outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o Manhattan Pharmaceuticals, Inc., 48 Wall Street, New York, New York 10005.

Name of Beneficial Owners, Officers and Directors	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Douglas Abel (1)	1,395,667	1.06%
Michael McGuinness (2)	3,067,333	2.31%
Timothy McInerney (3)	1,346,444	1.03%
Neil Herskowitz (4)	797,181	*
Richard I. Steinhart (5)	488,310	*
Richard Shimko (6)	165,036	*
All directors and officers as a group (7)(6 persons)	7,259,971	5.30%
Lester Lipschutz (8) 1650 Arch Street, Philadelphia, PA 19103	9,242,653	6.65%
Lindsay Rosenwald (9) 787 Seventh Avenue, New York, NY 10019	13,801,612	9.61%

* Less than 1.0%
(1)	Includes 1,316,667 shares issuable upon exercise of vested portions of options and 24,000 shares issuable upon the exercise of warrants.
(2)	Includes 3,033,333 shares issuable upon exercise of vested portions of options and 24,000 shares issuable upon the exercise of warrants.
(3)	Includes 516,667 shares issuable upon exercise of vested portions of options; and 139,863 shares issuable upon exercise of warrants.
(4)
Includes 482,667 shares issuable upon exercise of vested portions of options, and 43,444 shares issuance upon exercise of warrants; 132,345 shares held by Riverside Contracting, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership and 44,168 shares held by ReGen Capital II, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership.

(5)	Includes 482,667 shares issuable upon exercise of vested portions of options.
(6)	Includes 16,667 shares issuable upon exercise of vested portions of options.
(7)
Includes 5,848,688 shares issuable upon exercise of vested portions of options; 231,307 shares issuable upon the exercise of warrants; 132,345 shares held by Riverside Contracting, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership and 44,168 shares held by ReGen Capital II, LLC, a limited liability company of which Mr. Herskowitz is a member holding 50% ownership.

(8)
Includes 9,242,653 shares of Common Stock held by separate trusts for the benefit of Dr. Rosenwald or his family with respect to which Mr. Lipschutz is either trustee or investment manager and in either case has investment and voting power. Mr. Lipschutz disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any. The foregoing information is derived from a Schedule 13G filed on behalf of the reporting person on August 1, 2007 and shares issued to those trusts subsequent to August 1, 2007.

(9)
Includes 7,395,684 shares held directly by Dr. Rosenwald, 6,320,163 shares issuable upon the exercise of warrants, 85,652 shares held by Paramount Biosciences, LLC, of which Dr. Rosenwald is the sole member, 80 shares held by the Dr. Rosenwald's wife, over which Dr. Rosenwald may be deemed to have sole voting and dispositive power, although he disclaims beneficial ownership of such shares except with regard to his pecuniary interest therein, if any, and 33 shares held by Dr. Rosenwald’s children, over which Dr. Rosenwald may be deemed to have sole voting and dispositive power, although he disclaims beneficial ownership of such shares except with regard to his pecuniary interest therein, if any. The foregoing information is derived from a Schedule 13G/A filed on behalf of Dr. Rosenwald on March 11, 2010 and shares issued susbsequent to March 11, 2010.

PROPOSAL NO. 1

TO AUTHORIZE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO WITHIN THE RANGE OF 1:25 TO 1:50, AS DETERMINED BY OUR BOARD OF DIRECTORS

On January 24, 2011, our Board of Directors approved, subject to the approval of the holders of our Common Stock, the adoption of an amendment to our Certificate of Incorporation authorizing a reverse stock split of the issued shares of our Common Stock, at a ratio within the range of 1:25 to 1:50, as determined by our Board of Directors (the “Reverse Split Amendment Authorization”).  The Board is seeking stockholder approval of the Reverse Split Amendment Authorization.  Should the reverse stock split be effected, upon the effectiveness of the amendment to our Certificate of Incorporation, referred to as the Split Effective Time, the issued shares of our Common Stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares such that a Manhattan stockholder will own one new share of Manhattan Common Stock for each twenty-five to fifty shares of issued Common Stock held by that stockholder immediately prior to the Split Effective Time. If the Board of Directors deems a reverse stock split to be necessary, the exact split ratio within the 1:25 to 1:50 range will be determined by the Board prior to the Split Effective Time and will be publicly announced by Manhattan.  The par value of each share of Common Stock shall be maintained at $0.001 per share for the reduced number of shares after any such reverse split. Even if our stockholders approve the reverse stock split, we may not implement the reverse stock split if the Board of Directors does not deem it to be in the best interests of Manhattan and its stockholders.

The statements made in this joint proxy statement/prospectus with respect to the Reverse Split Amendment Authorization should be read in conjunction with and are qualified in their entirety by reference to the text of the proposed Certificate of Amendment of Certificate of Incorporation of Manhattan Pharmaceuticals, Inc., annexed hereto as Appendix A. The proposed Certificate of Amendment would be filed, and would become effective, as determined by the Board of Directors.  The Board of Directors, in its sole discretion, would determine the ratio of the reverse split, but such ratio would be within a range of 1:25 to 1:50.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF WARRANTS AND OPTIONS, DOES NOT REFLECT THE IMPACT OF ANY REVERSE STOCK SPLIT THAT MAY BE EFFECTED PURSUANT TO THE TERMS OF THIS PROPOSAL NO. 1.

Purpose

If the Board of Directors was to determine to implement the reverse stock split, its primary reason for doing so would be that it would have determined that it was in the best interests of Manhattan and our stockholders to attempt to reduce the number of issued and outstanding shares and to increase the per share trading value of our Common Stock.

We believe an increase in the per share trading value of our Common Stock would be beneficial because it would:
•	improve the perception of our Common Stock as an investment security;
•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation; and
•	result in our Common Stock appealing to a broader range of investors to generate greater investor interest in us.

You should consider that, although our Board of Directors believes that a reverse stock split would likely increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company's shares of common stock may in fact not change in value, or could even decline in value, after a reverse stock split.  You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder's proportional ownership in our company.  However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

The immediate anticipated effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.  However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse split declines.  We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock.  The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

In the event a reverse stock split is effected, it will be effected simultaneously for all outstanding shares of our Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Manhattan, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share.  Shares of our Common Stock issued pursuant to the reverse stock split will remain fully paid and nonassessable.  The reverse stock split will not affect Manhattan’s continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

As shown in the table below, in the event the reverse stock split is effected, one of its effects will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued.  This could result in our management being able to issue more shares without further stockholder approval.  Our Board of Directors believes that the continued availability of sufficient shares of our Common Stock is necessary and desirable to permit Manhattan the flexibility of engaging in future equity financings or acquisitions utilizing our Common Stock.

The following table provides estimates of the number of shares of our Common Stock authorized, issued and outstanding, reserved for issuance and authorized but neither issued nor reserved for issuance at the following times: (i) prior to any reverse stock split, (ii) in the event a reverse stock split is effected and it is at a 1:25 ratio, (iii) in the event a reverse stock split is effected and it is at a 1:35 ratio, and (iv) in the event a reverse stock split is effected and it is at a 1:50 ratio:

Number of Shares of Common Stock:	As of February 14, 2011	Upon a 1:25 Reverse Stock Split (1)	Upon a 1:35 Reverse Stock Split (1)	Upon a 1:50 Reverse Stock Split (1)
Authorized (1)	500,000,000	500,000,000	500,000,000	500,000,000
Issued and Outstanding	129,793,289	5,191,732	3,708,380	2,595,866
Reserved for Issuance:
Conversion of 12% Secured Notes (2)	231,826,600	9,273,064	6,623,617	4,636,532
Warrants	142,900,552	5,716,022	4,082,873	2,858,011
Anti-dilution Rights of Warrants (3)	963,038,387	38,521,535	27,515,382	19,260,768
Stock Option Plans (4)	16,109,464	644,379	460,270	322,189
Discretionary Increase in Stock Option Plan (5)	21,000,000	840,000	600,000	420,000
Potential Issuance Ariston Merger	58,410,065	2,336,403	1,668,859	1,168,201
Total Reserved for Issuance	1,433,285,068	57,331,403	40,951,002	28,665,701
Neither Issued nor Reserved for Issuance, Surplus/(Deficit)	(1,063,078,357)	437,476,866	455,340,618	468,738,433

(1)
These estimates do not reflect the effect of additional shares of our Common Stock which may be issued or reserved for issuance in connection with any future financing transaction. These estimates also do not reflect the potential effect of rounding up for fractional shares that may result from the reverse stock split.

(2)
Represents the number of shares of our Common Stock we intend to issue upon the conversion of the 12% Secured Notes and interest thereon at $0.01 per share with interest calculated through May 31, 2011 the projected conversion date.

(3)
Represents the additional number of anti-dilution shares of our common stock issuable upon the exercise of currently outstanding warrants as a result of converting the 12% Secured Notes at $0.01 per share.

(4)	Under the 2003 Stock Option Plan we have issued 10,437,696 options and have 4,534,528 options available for future grant and under the 1995 Stock Option Plan we have issued 1,137,240 options.
(5)	Represents the projected discretionary increase in the shares available for grant under the 2003 Stock Option Plan after the conversion of the 12% Secured Notes (see Proposal 3).

The reverse stock split, if implemented, would not change the number of authorized shares of our Common Stock, which is currently 500,000,000, under our Certificate of Incorporation.  Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares remaining available for issuance would increase.  These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as acquisitions of companies or assets, sales of stock or securities convertible into Common Stock and raising additional capital.  We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.  Except as described under the heading The Nordic Settlement below, we have no plans, proposals or arrangements, written or otherwise, at this time, to issue any of the additional available authorized shares of Common Stock that would result from a reverse stock split. If this proposal is approved, the additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law or the listing standards of any stock exchange on which our Common Stock may be listed at such time.

Effects on Ownership by Individual Stockholders.

If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse split by the appropriate ratio and then rounding up to the nearest whole share. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Manhattan, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share.

Effects on Options and Warrants.

Our outstanding stock options and warrants require that the number of shares of our Common Stock into which such options or warrants are convertible be adjusted proportionately in the event of a reverse stock split.  Accordingly, to the extent that the Manhattan’s Board of Directors effects a stock split, the number of shares reserved for conversion of options and warrants will also adjust.

Board Discretion to Effect Reverse Stock Split

If the Board of Directors deems a reverse stock split to be necessary, the exact split ratio within the 1:25 to 1:50 range will be determined by our Board of Directors, in its sole discretion. Our Board of Directors may effect only one reverse stock split in connection with this proposal, and only prior to December 31, 2011.

Par Value

In the event the reverse stock split is effected, the par value of our Common Stock will remain at $0.001 per share, the same pre-reverse split as post-reverse split. If the reverse stock split is effected, the total stated capital will be reduced and additional paid-in-capital will be increased in the same amount, as discussed below.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, regulated investment companies, persons that own shares as part of a hedge, straddle, or conversion transaction, persons whose functional currency is not the U.S. dollar, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment may differ from the treatment described below.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code and is not intended to be part of a plan to increase periodically a shareholder’s proportionate interest in our earnings and profits. Shareholders should not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split, subject to the discussion in the next paragraph below regarding those shareholders that will receive a whole share of common stock instead of a fractional share. If the shares of common stock are held as capital assets, the holding period for shares of common stock after the reverse stock split will include the holding period of shares of common stock before the reverse split, and the adjusted basis of the shares of common stock after the reverse stock split will be the same as the adjusted basis of the shares of common stock before the reverse split.

                There is no clear authority on whether a shareholder that receives a whole share of common stock instead of a fractional share realizes taxable income. Any tax liability likely would not be material in amount.  Shareholders who would receive a whole share instead of a fractional share should consider discussing this issue with their own advisors.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Fractional Shares

Manhattan will not issue fractional shares of stock in connection with any reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a factional share as a consequence of the reverse stock split will be rounded up to the next whole share of our Common Stock. As a result, stockholders will not receive cash for fractional shares.

Miscellaneous

In the event the reverse stock split is effected, it will result in an increased number of stockholders owning “odd lots” of fewer than 100 shares of our Common Stock after the reverse split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in “round lots” of multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the amendment to our Certificate of Incorporation effecting the reverse stock split, and if our Board of Directors believes that effecting a reverse stock split is in the best interests of Manhattan and its stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and publicly announce such ratio.

Manhattan will file a certificate of amendment with the Secretary of State of the State of Delaware at such time as our Board of Directors has determined to be the appropriate Split Effective Time.  Our Board of Directors may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

In the event the reverse stock split is effected, as soon as practicable after the Split Effective Time, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares may surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Manhattan. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless indicated to the contrary, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal No. 1.

Vote Required to Approve the Amendment to the Certificate of Incorporation

All shares represented by proxies will be voted “FOR” the amendment to the Certificate of Incorporation unless a contrary choice is specified. The affirmative vote of a majority of the voting power outstanding as of the Record Date is required to approve the amendment to the Manhattan Certificate of Incorporation authorizing a reverse stock split. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. By approving the amendment to Manhattan’s Certificate of Incorporation authorizing a reverse stock split, stockholders will be approving the potential combination of any whole number of issued shares of our Common Stock between and including ten and twenty five shares into one share. Irrespective of whether any of the other proposals are approved by the stockholders, the Board may, in its sole discretion, effect a reverse stock split if this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF MANHATTAN VOTE “FOR” THIS PROPOSAL.

PROPOSAL 2:

ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at six and our Board is presently composed of six members. Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors. A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of Manhattan and was nominated for election as a director by our Board of Directors. If elected at the Annual Meeting, each of the nominees below would serve until our 2010 Annual Meeting of Stockholders, and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. It is our policy to invite directors to attend the Annual Meeting. Mr. Abel was the only director who attended our annual meeting held on July 2, 2008.

Biographical Summaries of Nominees for the Board of Directors

The name and age of each of the six nominees, his position with Manhattan, his principal occupation, and the period during which such person has served as a director of Manhattan are set forth below.

Name	Age	Position(s) Held	Director Since
Douglas Abel	49	Chairman of the Board and Director	2005
Neil Herskowitz	54	Director	2004
Michael McGuinness	57	Director	2009
Timothy McInerney	50	Director	2004
Richard I. Steinhart	53	Director	2004
David Shimko	50	Director	2010

Douglas Abel was our President and Chief Executive Officer and from April 2005 to June 2009.  Mr. Abel has been a director since April 2005 and was appointed Chairman of the Board of Directors in June 2009.  Mr. Abel currently serves as the General Manager of Onset Therapeutics, LLC.  Mr. Abel was President and CEO of Tarpan Therapeutics, Inc., a privately-held biopharmaceutical company, from November 2004 until April 2005, when Tarpan was acquired by us. Prior to becoming President and CEO of Tarpan, Mr. Abel served as Vice President of the Dermatology Business Unit at Biogen Idec where he worked from August 2000 to November 2004. While at Biogen, he led more than 100 employees to support the launch of AMEVIVE®. Before that, Mr. Abel was at Allergan Pharmaceuticals from December 1987 to August of 2000, with his most recent position being Director of BOTOX® Marketing. Mr. Abel received his A.B. in chemistry from Lafayette College and an M.B.A. from Temple University.

Neil Herskowitz was appointed to our Board of Directors in July 2004. He has served as the Managing Member of ReGen Partners LLC, an investment fund located in New York, and as the President of its affiliate, Riverside Contracting LLC since June 1998. Mr. Herskowitz currently serves as a director of Innovive Pharmaceuticals (OTCBB: IVPH) a publicly traded pharmaceutical development company. He also serves on the board of directors of Starting Point Services for Children, a not-for-profit corporation, and of Vacation Village, a 220-unit development in Sullivan County, New York. Mr. Herskowitz received a B.B.A. in Finance from Bernard M. Baruch College in 1978.

Michael G. McGuinness has been our Chief Financial Officer and Secretary since July 2006. Mr. McGuinness was appointed Chief Operating Officer on April 1, 2008.  Prior to joining Manhattan, Mr. McGuinness served as chief financial officer of Vyteris Holdings (Nevada), Inc. (OTCBB: VYHN), a product-based drug delivery company, from September 2001 to April 2006, and from 1998 to 2001 he was chief financial officer of EpiGenesis Pharmaceuticals, a privately-held biotechnology company. Mr. McGuinness received a BBA in public accounting from Hofstra University.

Timothy McInerney has been a director of Manhattan since July 2004.  Mr. McInerney serves as a partner at Riverbank Capital Securities, Inc., a position he has held since June 2007.  Mr. McInerney currently serves on the board of directors of ZIOPHARM Oncology Inc. (NASDAQ: ZIOP).  From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product.  Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co.  Prior to that, Mr. McInerney held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc.  Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb.  He received his B.S. in pharmacy from St. John’s University at New York.  He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

Richard I. Steinhart has been a director of Manhattan since July 2004. Since April 2006, Mr. Steinhart has served as Chief Financial Officer of Mela Sciences, Inc., a publicly-held medical device company. From May 1992 to April 2006, Mr. Steinhart was principal of Forest Street Capital, a boutique investment banking, venture capital, and management consulting firm. Prior to Forest Street Capital, from May 1991 to May 1992, he was the Vice President and Chief Financial Officer of Emisphere Technologies, Inc., a publicly held biopharmaceutical company that is working to develop and commercialize a proprietary oral drug delivery system. Prior to joining Emisphere Technologies, Mr. Steinhart spent seven years at CW Group, Inc., a venture capital firm focused on medical and healthcare investments, where he was a General Partner and Chief Financial Officer. Mr. Steinhart has previously served as a director of a number of privately-held companies, including ARRIS Pharmaceuticals, Inc., a biotechnology company involved with rational drug design; Membrex, Inc., a laboratory equipment manufacturing company; and Photest, Inc., a diagnostics company. He began his career working as a certified public accountant and continues to be a New York State Certified Public Accountant. Mr. Steinhart holds a Bachelors of Business Administration and Masters of Business Administration from Pace University.

David Shimko, Ph.D.,  has been a director of Manhattan since March 2010.  Dr. Shimko served as a director of Ariston until the consummation of the merger between Ariston and Manhattan.  Mr. Shimko co-founded Risk Capital Management Partners LLC, an independent risk management consulting firm with a specialization in financial risk, and served as its President until it was acquired by Towers Perrin in June 2006.  Mr. Shimko provided transition services to Towers Perrin in connection with its acquisition of Risk Capital Management through December 2007.  Since the acquisition, Mr. Shimko has continued to act as an independent risk management consultant and has served as President of Winhall LLC.

Family Relationships

     There are no family relationships among our Director Nominees, management and other key personnel.

Vote Required

All shares represented by proxies will be voted “FOR” the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. In order to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes present in person or represented by proxy at the Annual Meeting.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES LISTED ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Independence of the Board of Directors

Our Common Stock has not been listed on a national securities exchange since we voluntarily de-listed our shares from the American Stock Exchange effective March 26, 2008 and therefore we are not subject to any corporate governance requirements regarding independence of board or committee members.  However, we have chosen the definition of independence contained in the rules of the American Stock Exchange (the "AMEX") as benchmark to evaluate the independence of its directors.  Under the AMEX listing standards, an "independent director" of a company means a person who is not an officer or employee of the company or its subsidiaries and who the board of directors has affirmatively determined does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  After review of all relevant transactions or relationships between each director, or any of his family members, and Manhattan, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of the applicable AMEX listing standard, except for Mr. Abel.

Board Committees and Meetings

 The Board held four meetings (either in person or by conference call) in 2010 and took action by written consent once. All directors attended at least 75 percent of the aggregate meetings of the Board and of the committees on which they served.

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership for each of the Board committees:

Name of Committee	Membership
Audit	Messrs. Herskowitz, Shimko and Steinhart (Chair)

Compensation	Messrs. McInerney, Steinhart and Herskowitz (Chair)

Nominating and Governance	Messrs. Herskowitz, Shimko and Steinhart (Chair)

Audit Committee

The Audit Committee oversees our accounting and financial reporting process. For these purposes, the Audit Committee performs several functions. For example, the Committee evaluates and assesses the qualifications of the independent registered public accounting firm; determines the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any non-audit services; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results of our quarterly financial statements. The Board of Directors adopted a written Audit Committee Charter, a copy of which can be found on our corporate website at www.manhattanpharma.com. The Audit Committee met four times in 2010.

Our Board of Directors has reviewed the definition of independence for Audit Committee members and has determined that each member of our Audit Committee is independent (as independence for audit committee members is currently defined under SEC Rule 10A-3).  The Board has further determined that Mr. Steinhart qualifies as an “audit committee financial expert,” as defined by applicable rules of the Securities and Exchange Commission.

 Compensation Committee
The Compensation Committee of the Board of Directors oversees our compensation policies, plans and programs. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and recommends to the Board the compensation and other terms of employment of our Chief Executive Officer and our other executive officers; administers our equity incentive and stock option plans; and makes recommendations to the Board concerning the issuance of awards pursuant to those plans. All current members of the Compensation Committee are independent (as independence is currently defined under applicable AMEX listing standards).  The Compensation Committee met once in 2010. The Board of Directors has adopted a written charter of the Compensation Committee, a copy of which can be found on our corporate website at www.manhattanpharma.com.

  Nominating and Governance Committee

The Nominating and Governance Committee considers and recommends to the Board persons to be nominated for election by the stockholders as directors. In addition to nominees recommended by directors, the Nominating and Governance Committee will consider nominees recommended by stockholders if submitted in writing to the Secretary of Manhattan at the address of our principal offices. The Board believes that any candidate for director, whether recommended by stockholders or by the Board, should be considered on the basis of all factors relevant to our business needs and the credentials of the candidate at the time the candidate is proposed. Such factors include relevant business and industry experience and demonstrated character and judgment. All current members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined under applicable AMEX listing standards). The Board of Directors adopted a written charter of the Nominating and Governance Committee, a copy of which can be found on our corporate website at www.manhattanpharma.com. The Nominating and Governance Committee did not meet in 2010.

Communication with the Board of Directors

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. All communications regarding general matters should be directed to our Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s). If no designation is made, the communication will be forwarded to the entire board. Stockholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors [or name(s) of particular directors]
Manhattan Pharmaceuticals, Inc.
48 Wall Street
New York, NY 10005

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. A copy of our Code of Business Conduct and Ethics is available on our corporate website at www.manhattanpharma.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the code to an executive officer or director, we will promptly disclose the nature of the amendment or waiver by filing with the SEC a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE *

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2010.

The purpose of the Audit Committee is to assist the Board in its general oversight of our financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee.  Shares of our Common Stock are not currently listed on a national securities exchange and therefore we are not subject to the independence requirements for listed companies set forth in SEC Rule 10A-3.  However, the Audit Committee is comprised solely of independent directors as defined by SEC Rule 10A-3.

The Audit Committee has reviewed and discussed the financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. J.H. Cohn LLP is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and J.H. Cohn LLP, our independent registered public accounting firm.  Our Audit Committee has also discussed with J.H. Cohn LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements.  The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from us and our related entities, and has discussed with J.H. Cohn LLP their independence from us.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Richard I. Steinhart (Chair)
Neil Herskowitz
David Shimko

* This report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Biographical Summaries of Current Executive Officer

Name	Age	Position
Michael G. McGuinness	57	Chief Operating Officer, Chief Financial Officer & Secretary

Michael G. McGuinness has been our Chief Financial Officer and Secretary since July 2006. Mr. McGuinness was appointed Chief Operating Officer on April 1, 2008.  Prior to joining Manhattan, Mr. McGuinness served as chief financial officer of Vyteris Holdings (Nevada), Inc. (OTCBB: VYHN), a product-based drug delivery company, from September 2001 to April 2006, and from 1998 to 2001 he was chief financial officer of EpiGenesis Pharmaceuticals, a privately-held biotechnology company. Mr. McGuinness received a BBA in public accounting from Hofstra University.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as our principal executive officer during our last completed fiscal year and (ii) the two most highly compensated executive officers, other than the principal executive officer, that served as an executive officer at the conclusion of the fiscal year ended December 31, 2010 and who received total compensation in excess of $100,000 during such fiscal year (collectively, the “named executives”).

							Nonqualified
						Non-Equity	Deferred
Name and Principal				Option		Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards		Compensation	Earnings	Compensation		Total
Douglas Abel (1)	2010	$0	$0	$0		$0	$0	$0		$0
Chief Executive Officer and President	2009	$164,063	$0	$44,412	(2)	$0	$0	$5,896	(3)	$214,371
Michael McGuinness	2010	$280,000	$0	$98,498	(2)	$0	$0	$9,800	(3)	$388,298
Chief Operating and Financial Officer, Secretary	2009	$277,500	$0	$145,576	(2)	$0	$0	$9,800	(3)	$432,876

(1) Mr. Abel served as our President and Chief Executive Officer from April 2005 until June 2009.  Mr. Abel continues to serve as a director and was appointed Chairman of the Board in June 2009.
(2) Represents the amount of share-based costs recognized by us during 2010 and 2009 under SFAS No. 123(R).   See our Financial Statements included in our annual reports for 2010 and 2009 on Form 10-K for the assumptions made in the valuation.
(3) Represents matching contributions by us pursuant to our 401(k) retirement plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the unexercised options held by each of our named executive officers as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael	220,000	0	$0.70	07/10/2016
McGuinness	60,000	0	$1.35	07/10/2016
	320,000	0	$0.95	04/25/2017
	1,100,000	0	$0.17	03/25/2018
	1,000,000	1,000,000	$0.07	03/02/2020

Employment Agreements

Douglas Abel. We entered into an employment agreement and an extension to that employment agreement with Mr. Abel dated April 1, 2005, whereby Mr. Abel agreed to serve as our President and Chief Executive Officer for a period of four years in exchange for (i) an annual base salary of $300,000, subject to a retroactive increase in the amount of $25,000 upon our completing a financing transaction of at least $5,000,000, (ii) a signing bonus in the amount of $200,000, which was payable in two installments during the first year of the agreement, (iii) a discretionary performance-based bonus in an amount equal to up to 50% of Mr. Abel’s base salary, and (iv) an option to purchase 2,923,900 shares of our Common Stock at $1.50 per share with three-year annual vesting, purchasable for a 10-year term. In accordance with the terms of his employment agreement and as a result of our private placement financing that we completed in August 2005, Mr. Abel’s salary was increased to $325,000 retroactive to April 1, 2005.   On November 19, 2008, at the first closing of our Secured 12% Notes private placement, we entered an amendment to the employment agreement, which provide for a reduction of up to one-third of the salary payable to Mr. Abel until we shall have received at least $2,500,000 of gross proceeds from the sale of the units or other sales of securities or from other revenue received by us in the operation of our business or any combination of the foregoing.

The employment agreement contains customary provisions relating to confidentiality, work-product assignment, non-competition and non-solicitation. In the event Mr. Abel’s employment is terminated by us (other than for cause) during the term of the agreement, including a termination upon a change of control (as defined in the agreement), we are required to pay a severance payment ranging from between 6 and 12 month of base salary, depending upon the circumstances of such termination.

Mr. Abel’s employment agreement expired effective April 1, 2009.

Michael G. McGuinness. Mr. McGuinness’ employment with us is governed by an employment agreement dated July 7, 2006. The agreement provides for an initial three-year term of employment ending July 2009, subject to additional one-year renewal periods upon the mutual agreement of theparties. Pursuant to the agreement, Mr. McGuinness is entitled to an annual base salary of $205,000 and an annual bonus, payable in the discretion of our Board, of up to 30 percent of his annual base salary. Mr. McGuinness is also entitled to certain other fringe benefits that are made available to our senior executives from time to time, including medical and dental insurance and participation in our 401(k) plan.  On November 19, 2008, at the first closing of our Secured 12% Notes private placement, we entered an amendment to the employment agreement, which provide for a reduction of up to one-third of the salary payable to Mr. McGuinness until we shall have received at least $2,500,000 of gross proceeds from the sale of the units or other sales of securities or from other revenue received by us in the operation of our business or any combination of the foregoing.

In addition, in accordance with the terms of the employment agreement, we issued to Mr. McGuinness two 10-year stock options pursuant to our 2003 Stock Option Plan. The first option relates to 220,000 shares of Common Stock and is exercisable at a price of $0.70, the closing price of our Common Stock on the date of his employment agreement. The second option relates to 60,000 shares and is exercisable at a price of $1.35 per share. Both options vest in three annual installments commencing July 10, 2007. To the extent Mr. McGuinness’ employment with us is terminated prior to the end of such 10-year term, the options shall remain exercisable for a period of 90 days.

Mr. McGuinness’ employment agreement further provides that in the event we terminate his employment with us other than as a result of death, for “cause,” “disability” or upon a “change of control” (as those terms are defined in the agreement), then (1) Mr. McGuinness will continue receiving his base salary and fringe benefits for a period of six months following such termination, provided, that our obligation to pay such compensation shall be offset by any amounts received by Mr. McGuinness from subsequent employment during such 6-month period, and (2) the vesting of the stock options issued to Mr. McGuinness in accordance with the employment agreement will accelerate and be deemed vested as of the date of termination and will remain exercisable for a period of 90 days following such termination. In the event we terminate Mr. McGuinness’ employment during the term of the agreement upon a “change of control” and, if at the time of such termination, the aggregate value of our outstanding Common Stock is less than $80 million, then (i) Mr. McGuinness will continue receiving his base salary and fringe benefits for a period of six months following such termination and (ii) the portions of the stock options issued in accordance with the employment agreement that have vested as of the date of such termination or that are scheduled to vest in the calendar year of such termination will be deemed vested and will remain exercisable for a period of 90 days following such termination.

Compensation of Directors

Non-employee directors are eligible to participate in our Non-employee Director Compensation Arrangement, which was adopted on January 2007, amended in March 2008 and amended again in March 2010.  Under the 2007 arrangement, non-employee directors are granted an option to purchase 50,000 shares of Common Stock upon their initial election or appointment to the board.  Thereafter on an annual basis, non-employee directors are entitled to an option to purchase 50,000 shares of Common Stock.  Each non-employee director is entitled to a retainer of $20,000 per year, payable on a quarterly basis. In addition, each such director shall be entitled to a fee of $1,000 for each meeting of the Board attended in person, or $500 for attending a meeting by telephone or other electronic means.  Each non-employee director serving on a committee of the Board is entitled to a fee of $1,000 for each meeting of such committee attended by such director in person, or $500 for attending a committee meeting by telephone or other electronic means.  Under the 2008 amendment, Due to our need to retain funds for our operations payment of fees to our directors were suspended for all periods subsequent to March 31, 2008. Under the 2010 amendment each non-employee director was paid a flat fee of $10,000 for their service as a director from March 2008 through March of 2010 and a fee of $1,000 per month commencing in March 2010. Each non-employee director is also entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of his service as a director, including without limitation, travel related expenses incurred in connection with attendance at Board or Board committee meetings.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Neil Herskowitz (2)	$19,000	$13,855	$-	$32,855
Douglas Abel (3)	$9,000	$547	$-	$9,547
Timothy McInerney (4)	$19,000	$13,855	$-	$32,855
Richard Steinhart (5)	$19,000	$13,855	$-	$32,855
David Shimko (6)	$9,000	$610	$-	$9,610

1.
Represents the amount of share-based costs recognized by us during 2010 under SFAS No. 123(R).   See our Financial Statements included in our annual report for 2010 on Form 10-K for the assumptions made in the valuation.

2.	As of February 14, 2011, Mr. Herskowitz had options to purchase an aggregate of 516,010 shares of our Common Stock.
3.	As of February 14, 2011, Mr. Abel had options to purchase an aggregate of 1,350,000 shares of our Common Stock.
4.	As of February 14, 2011, Mr. McInerney had options to purchase an aggregate of 550,000 shares of our Common Stock.
5.	As of February 14, 2011, Mr. Steinhart had options to purchase an aggregate of 516,010 shares of our Common Stock.
6.	As of February 14, 2011, Mr. Shimko had options to purchase an aggregate of 50,000 shares of our Common Stock.

PROPOSAL NO. 3:

AMENDMENT TO 2003 STOCK OPTION PLAN

Stockholders are requested in this Proposal 3 to approve the following amendment to our 2003 Stock Option Plan (the “2003 Plan”).  Approval of the amendment to the 2003 Plan is intended to ensure that we can continue to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in our future growth.

On January 24, 2011, the Board of Directors approved an amendment to the 2003 Plan, subject to approval at the Annual Meeting by our stockholders, to increase the number of shares reserved for issuance thereunder from 15,000,000 to an amount, after taking into account the effects of the reverse split, that is 10% of the shares of our common stock outstanding.  As discussed in Proposal No. 1, to the extent that our Board of Directors effects a stock split, the number of shares reserved for issuance under our equity plans, including our 2003 Plan, will also be adjusted accordingly.

Immediately below is a summary of the existing 2003 Plan and a discussion of the federal income tax consequences of the issuance and exercise of incentives under the 2003 Plan to recipients and to us. This summary of the existing 2003 Plan is qualified entirely by reference to the complete text of the 2003 Plan, a copy of which is attached to this proxy statement as Appendix B.

Description of the Existing 2003 Plan

In December 2003, our Board of Directors approved and adopted the 2003 Plan, which was ratified and approved by our stockholders in August 2004. The 2003 Plan initially reserved 5,400,000 shares of Common Stock for issuance, but was amended on November 18, 2005 to increase the total number of shares authorized for issuance thereunder to 7,400,000, amended on May 24, 2007 to increase the total number of shares authorized for issuance thereunder to 10,400,000 and amended on November 19, 2008 to increase the total number shares authorized for issuance thereunder to 15,000,000. As of the date of this proxy statement, stock options relating to an aggregate of 10,437,696 shares of Common Stock have been granted at exercise prices ranging from $0.07 to $1.65, and 27,776 shares of Common Stock have been issued leaving a total of 4,534,528 shares available for issuance under the 2003 Plan.

The purpose of the 2003 Plan is to increase shareholder value and to advance our interests by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate our employees, directors, consultants and advisors.

The 2003 Plan provides that a committee (the “Committee”) composed of at least two disinterested members of our Board of Directors may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are our employees, directors, consultants or advisors, as selected from time to time by the Committee. In the event there is no Committee, then our entire Board of Directors has responsibility for administering the 2003 Plan.

Types of Incentives

Stock Options

Under the 2003 Plan, the Committee may grant non-qualified stock options to eligible participants to purchase shares of our Common Stock. The Committee may also grant “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Incentive stock options, however, may only be granted to eligible participants who are employees.

The 2003 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant (110% of the fair market value of the shares subject to the option on the date of grant if the recipient is a 10% or greater shareholder). The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of an option may not exceed 10 years from the date of grant (5 years for an incentive stock option granted to a recipient who is a 10% or greater shareholder). The Committee may accelerate the exercisability of any option. The Committee may approve our purchase of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

The option price may be paid in cash, check, bank draft, by delivery of shares of Common Stock that have been owned by the optionee for at least six months or by withholding from the shares issuable upon exercise of the option shares of Common Stock.  Common Stock used or withheld to pay the exercise price will be valued at their fair market value at the time of purchase.

In the event that an optionee ceases to be our employee, director, consultant or advisor for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment or service will expire at the time or times established by the Committee in the applicable grant agreement.  The Committee has authority to extend the exercise period, but not beyond the term of the option.

Stock Appreciation Rights

A stock appreciation right or a “SAR” is a right to receive, without payment, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

The 2003 Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the “appreciation” in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

Restricted Stock

Restricted stock consists of our sale or transfer to an eligible participant of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the participant. The price, if any, at which restricted stock is sold will be determined by the Committee, and it may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 2003 Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Stock Awards

Stock awards consist of our transfer to an eligible participant of shares of Common Stock, without payment, as additional compensation for services to us. The number of shares transferred pursuant to any stock award will be determined by the Committee.

Performance Shares

Performance shares consist of our grant to an eligible participant of a contingent right to receive cash or payment of shares of Common Stock. Performance shares will be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

Effect of a Change in Control

In the event of a change in control of our company in which the Incentives are not assumed or replaced with substitute incentives, all outstanding stock options and SARs will become exercisable in full and remain exercisable for the balance of their terms, all restrictions on restricted stock awards will lapse, and all performance shares will be issued regardless of performance criteria.  A change in control includes a sale of all or substantially all of our assets, an acquisition by a person of at least 20%, but not 50% or more, of our Common Stock (unless the acquisition is approved by our Board of Directors), an acquisition by a person of 50% or more of our Common Stock (regardless of approval by our Board of Directors), or a merger or consolidation of our company in which our shareholders represent 50% or more, but less than 80%, of the voting power of the surviving corporation (unless the transaction was approved by our Board of Directors) or a merger or consolidation in which our shareholders represent less than 50% of the voting power of the surviving corporation (regardless of approval by our Board of Directors).

Non-Transferability of Most Incentives

No stock option, SAR, performance share or restricted stock granted under the 2003 Plan is transferable by its holder, except in the event of the holder’s death, by will or the laws of descent and distribution. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

Amendment of the 2003 Plan

The Board of Directors may amend or discontinue the 2003 Plan at any time, provided, however, no amendments are effective without approval of the stockholders if stockholder approval is required under Section 422 of the Code or under the rules of any regulatory body then regulating  our affairs. No such amendment or discontinuance may adversely affect a previously granted Incentive without the consent of the recipient thereof.

Proposed Amendment to the 2003 Plan

If approved by our stockholders, the proposed amendment to the 2003 Plan will increase the number of shares of our Common Stock that are reserved for issuance under the 2003 Plan from 15,000,000 shares to an amount, after taking into account the effects of the reverse split, that is 10% of the shares of our common stock outstanding, subject to adjustment in the event of a recapitalization or other corporate restructuring.

Federal Income Tax Consequences
The following discussion sets forth certain United States income tax considerations concerning Incentives granted under the 2003 Plan. These tax considerations are stated in general terms and are based on the Code and regulations thereunder as currently in effect, and existing judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of Common Stock may vary depending on a holder’s particular status. Recipients of options, SARs and other Incentives granted under the 2003 Plan are advised to consult their personal tax advisors regarding the tax consequences of their Incentive.

Incentive Stock Options.   Incentive stock options under the 2003 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under Section 422 of the Code.

There generally are no federal income tax consequences to the option holder or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the option holder’s alternative minimum tax liability, if any.

If an option holder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the option holder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

Generally, if the option holder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the option holder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the option holder’s actual gain, if any, on the purchase and sale. The option holder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition, we will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-statutory Stock Options.    There are no tax consequences to the recipient of a non-qualified stock option or us by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the option holder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder.

Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.  Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will we be entitled to a deduction at that time.  Upon exercise of a SAR (or later if a deferral agreement with respect to the SAR exists), the holder will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of Common Stock for which the SAR is exercised on the date of exercise over the exercise price of the SAR.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the SAR holder.

Stock Awards. Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or us upon the grant of Restricted Stock.  At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and we generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time.  If a Section 83(b) Election is made within 30 days after the date the restricted stock is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and we generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time.  If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and we generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the award is made.

Potential Limitation on Our Deductions.   Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to Incentives, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Department of Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the option or right is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant, or (ii) the option or stock appreciation rights is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. While the 2003 Plan limits the number of shares relating to stock option grants awarded to an individual in any year to 2,000,000, there is no certainty that our deductions will not be limited by Section 162(m).

Equity Compensation Plan Information

 The following table summarizes outstanding options under our 1995 Stock Option Plan, as amended and our 2003 Stock Option Plan, as amended, as well as outstanding options that we have issued to certain of our officers, directors and employees outside of any plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Number of shares issued (b)	Weighted average exercise price of outstanding options, warrants and rights (c)	Number ofsecurities Remainingavailable for future issuance (excludingsecurities reflected incolumns (a) and (b) (d)
Equity compensation plans approved by stockholders (1)	10,437,696	27,776	$0.78	4,534,528
Equity compensation plans approved by stockholders (2)	32,400		$8.28	—
Equity compensation plans not approved by stockholders (3)	1,104,840		$0.57	—

(1)	Represent shares of our Common Stock issuable upon outstanding options issued to employees and directors under our 2003 Stock option Plan.
(2)
Represent shares of our Common Stock issuable upon outstanding options issued to employees and directors under our 1995 Stock Option Plan, as amended. Our 1995 Stock Option Plan expired on June 30, 2005.

(3)	Represent shares of our Common Stock issuable upon outstanding options issued to employees and directors outside of any stock option plan.

New Plan Benefits

Incentive awards under the 2003 Plan are subject to the discretion of the Compensation Committee. Therefore, it is generally not possible to determine the Incentives that will be granted or awarded under the 2003 Plan in the future to any person or the Incentives that would have been granted or awarded if this amendment to the 2003 Plan had been in effect in the year ended December 31, 2010.

Vote Required to Approve the Amendment to the Certificate of Incorporation

All shares represented by proxies will be voted “FOR” the amendment to the 2003 Plan unless a contrary choice is specified. The affirmative vote of the holders of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to amend the 2003 Plan. If you “Abstain” from voting, it will have the same effect as an “Against” vote.  “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ” THE AMENDMENT TO THE 2003 PLAN.

PROPOSAL NO. 4:

TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This Proposal 4 requests our stockholders to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011. The Audit Committee of our Board of Directors has appointed J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011. J.H. Cohn has performed this function for us commencing with the fiscal year ended December 31, 2002. We expect that representatives of J.H. Cohn will be in attendance at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Fees Billed by Its Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm, for professional services rendered for fiscal years ended December 31, 2010 and 2009:

	J.H. Cohn LLP
Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees

Audit Fees	$97,542	$80,570
Audit-Related Fees (1)	13,785	23,283
Tax Fees (2)	7,500	7,000
All Other Fees (3)	-	-

Total Fees	$118,827	$110,853

(1)
Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but not reported under the caption “Audit Fees.”  These fees include review of registration statements.

(2)	Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(3)	All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm, other than those disclosed above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services.  Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accounting firm to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by our independent registered public accounting firm for fiscal 2010 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Vote Required to Ratify the Appointment of J.H. Cohn

All shares represented by proxies will be voted “FOR” the ratification of JH Cohn LLP as our independent registered public accounting firm unless a contrary choice is specified.  Ratification of J.H. Cohn LLP’s appointment as our independent registered public accounting firm for the fiscal year 2011 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock, present and entitled to vote at the Annual Meeting. A stockholder who abstains with respect to this proposal is considered to be present and entitled to vote on this proposal at the Annual Meeting, and is in effect casting a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on this proposal, shall not be considered present and entitled to vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Certain Transactions and Relationships
The Nordic Settlement
On January 4, 2011 we entered into settlement and release agreement (the “Settlement and Release Agreement”) with Nordic Biotech Venture Fund II K/S (“Nordic”) and H Pharmaceuticals K/S (the "Joint Venture").  Nordic and us are partners in the Joint Venture for the development and commercialization in North America of Hedrin™, a non-pesticide, one-hour, treatment for pediculosis (head lice).  As previously reported, Nordic and us have had various disputes relating to the Joint Venture and to Nordic’s option to purchase our common stock in exchange for a portion of Nordic’s interest in the Joint Venture (the "Put Right"), and Nordic’s warrant to purchase our  common stock (the "Warrant”).  The Settlement and Release Agreement resolved all disputes between Manhattan, on the one hand, and Nordic and the Joint Venture, on the other.

The principal terms of the Settlement and Release Agreement are:
•
The Put Right has been terminated.  We believed the Put Right permitted Nordic to become the owner, upon exercise of the Put Right, of 71,428,571 shares of our common stock.  Nordic asserted that the Put Right would have permitted Nordic to become the owner of 183,333,333 shares of our common stock.

•	The Warrant has been terminated. We believed the Warrant covered 14,285,714 shares of our common stock. Nordic asserted that the Warrant covered 33,333,333 shares of our common stock.
•
Nordic was required to make an additional, non-dilutive capital contribution to the Joint Venture of $1,500,000, which includes $300,000 contributed to the Joint Venture by Nordic on December 15, 2010.

•
The Joint Venture will pay to us a settlement amount of $500,000, less any "Excess Payment" (defined below), in two installments.  The first installment of $100,000 is due within five (5) business days of the execution of the Settlement and Release Agreement and the second installment of $400,000 is due within five (5) business days after we have received written evidence that the holders of our 12% Secured Notes, $1,315,000 of which has matured and is now past due, have either converted the 12% Secured Notes into shares of equity securities of us prior to December 31, 2011or agreed to extend the maturity of the 12% Secured Notes to December 31, 2011 by such date.  An "Excess Payment" is the amount by which Nordic’s and the Joint Venture’s reasonable out-of-pocket legal and other costs incurred with respect to the Settlement and Release Agreement, including any challenge to the enforceability of the Settlement and Release Agreement, including in a bankruptcy proceeding, exceed $70,000.

•
Our equity interest in the Joint Venture is reduced to 15%, and further reductions in our equity interest are possible if and when Nordic makes additional capital contributions to the Joint Venture.  In no event shall capital contributions by Nordic reduce our ownership in the Joint Venture below 5%.

•	The Joint Venture will pay $75,000 to us under the Services Agreement, dated February 21, 2008, and that Services Agreement is terminated.
•
The Joint Venture Agreement, dated January 31, 2008, as amended on February 18, 2008, and as further amended by an Omnibus Amendment on June 9, 2008, between Manhattan and Nordic; the Shareholders’ Agreement, dated February 21, 2008, as amended by an Omnibus Amendment on June 9, 2008, with respect to the Joint Venture, and the Registration Rights Agreement, dated February 25, 2009, are terminated.

•
The Limited Partnership Agreement, dated February 21, 2008, as amended by an Ominibus Amendment on June 9, 2008, with respect to the Joint Venture, has been consolidated and amended on the terms described above to include some of the terms described above.  In addition, under the new consolidated and amended limited partnership agreement, we have no right to participate in the management of the Joint Venture or its Hedrin assets and limited rights of a minority Partner.

•	Messrs. Michael G. McGuinness and Douglas Abel resigned from the Board of Directors of the Joint Venture.

 Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who are the beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2010 all such forms were filed on a timely basis.
The Board of Directors does not intend to present at the Annual Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Annual Meeting by others. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors
MANHATTAN PHARMACEUTICALS, INC.
/s/ Michael G. McGuinness
Michael G. McGuinness, Secretary

Appendix A

CERTIFICATE OF AMENDMENT

TO

THE RESTATED CERTIFICATE OF INCORPORATION

OF

MANHATTAN PHARMACEUTICALS, INC.

The undersigned, for purposes of amending the Restated Certificate of Incorporation (the “Certificate”) of Manhattan Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST:   The name of the corporation is Manhattan Pharmaceuticals, Inc. (the “Corporation”).  The original name of the Corporation was Atlantic Pharmaceutical, Inc. and the date of incorporation was May 18, 1993.

SECOND:            The Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on _____________.

THIRD:                 Article FOURTH is hereby amended by adding Article Fourth Sections F and G, which will read as follows:

 “F.         Effective upon the filing of this Certificate of Amendment of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “2011 Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the 2011 Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the 2011 Effective Time are reclassified into a smaller number of shares such that each twenty-five to fifty shares of issued Common Stock immediately prior to the 2011 Effective Time is reclassified into one (1) share of Common Stock, the exact ratio within the twenty-five to fifty range to be determined by the board of directors of the Corporation  prior to the 2011 Effective Time and publicly announced by the Corporation. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to be rounded up to the next whole share of Common Stock.

G.           Each stock certificate that, immediately prior to the 2011 Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the 2011 Effective Time shall, from and after the 2011 Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the 2011 Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the 2011 Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the 2011 Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a whole share in lieu of a fractional share of Common Stock).”

FOURTH:  That the foregoing amendments were duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Restated Certificate of Incorporation this ___ day of __________, 2011.

By:

Name:

Title:

 Appendix B

MANHATTAN PHARMACEUTICALS, INC.
2003 Stock Option Plan

(including amendments through November 18, 2009)

1.   Purpose . The purpose of the 2003 Stock Option Plan (the “Plan”) of Manhattan Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, directors and consultants. Incentives may consist of opportunities to purchase or receive shares of common stock, $0.001 par value, of the Company (“Common Stock”), monetary payments or both on terms determined under this Plan.

2.   Administration .

 2.1   The Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of not less than two directors of the Company who shall be appointed from time to time by the board of directors of the Company. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), and an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee shall have complete authority to determine all provisions of all Incentives awarded under the Plan (as consistent with the terms of the Plan), to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentives granted under the Plan. The Committee will also have the authority under the Plan to amend or modify the terms of any outstanding Incentives in any manner; provided, however , that the amended or modified terms are permitted by the Plan as then in effect and that any recipient on an Incentive adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive, however, whether pursuant to this Section 2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive for purposes of this Plan. If at any time there is no Committee, then for purposes of the Plan the term “Committee” shall mean the entire Board.

 2.2   In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected participant, amend or modify the vesting criteria of any outstanding Incentive that is based in whole or in part on the financial performance of the Company (or any subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

3.   Eligible Participants . Employees of the Company or its subsidiaries (including officers and employees of the Company or its subsidiaries), directors and consultants, advisors or other independent contractors who provide services to the Company or its subsidiaries (including members of the Company’s scientific advisory board) shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee; provided, however , that if the entire Board is serving as the Committee, then any Incentive awarded to an officer shall be approved by a majority of the “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act). Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4.   Types of Incentives . Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5.   Shares Subject to the Plan .

5.1.   Number of Shares . Subject to adjustment as provided in Section 11.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 15,000,000 shares of Common Stock. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.

5.2.   Cancellation . To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of an SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised or unvested as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

6.   Stock Options . A stock option is a right to purchase shares of Common Stock from the Company. The Committee may designate whether an option is to be considered an incentive stock option or a non-statutory stock option. To the extent that any incentive stock option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such incentive stock option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a non-statutory stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1.   Price . The option price per share shall be determined by the Committee, subject to adjustment under Section 11.6.

6.2.   Number . The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option. No individual may receive options to purchase more than 7,500,000 shares in any year.

6.3.   Duration and Time for Exercise . Subject to earlier termination as provided in Section 11.4, the term of each stock option shall be determined by the Committee but in no event shall be more than ten years from the date of grant. Each stock option, or portion thereof, shall become exercisable at such time or times as may be designated by the Committee at the time of the stock option grant. The Committee may accelerate the vesting of any stock option.

6.4.   Manner of Exercise . Subject to the conditions contained in this Plan and in the agreement with the recipient evidencing such option, a stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The exercise price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; (b) by delivery of shares of Common Stock that are already owned by the participant in payment of all or any part of the exercise price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at the Fair Market Value. The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such stock options as to which there is a record date preceding the date the participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

6.5.   Incentive Stock Options . Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)   The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted.

(b)   Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c)   All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by board of directors or the date this Plan was approved by the Company’s stockholders.

(d)   Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant. No Incentive Stock Option may be exercisable after ten (10) years from its date of grant (five (5) years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

(e)   The exercise price for Incentive Stock Options shall be not less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option; provided that the exercise price shall be 110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company.

7.   Stock Appreciation Rights . An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1.   Number; Exercise Price . Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 11.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option. The exercise price of an SAR will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

7.2.   Duration . Subject to earlier termination as provided in Section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

7.3.   Exercise . An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4.   Payment . Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act), the number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing:

(a)   the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the exercise price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11.6); by

 (b)   the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8.   Stock Awards and Restricted Stock . A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. The participant receiving a stock award will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock award under this Section 8 upon the participant becoming the holder of record of such shares. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant, which restrictions and conditions may be determined by the Committee as long as such restrictions and conditions are not inconsistent with the terms of the Plan. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1.   Number of Shares . The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2.   Sale Price . The Committee shall determine the price, if any, at which shares of restricted stock shall be sold or granted to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3.   Restrictions . All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)   a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, Disability or retirement of the holder of such shares, or otherwise);

(b)   a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; or

 (c)   such other conditions or restrictions as the Committee may deem advisable.

8.4.   Escrow . In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2003 Stock Option Plan of Manhattan Pharmaceuticals, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2003 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

8.5.   End of Restrictions . Subject to Section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6.   Stockholder . Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently. Unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the restrictions set forth above will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the participant consents to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

9.   Performance Shares . A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of a performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1.   Performance Objectives . Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the participant before the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash as determined by the Committee. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2.   Not Stockholder . The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3.   No Adjustments . No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

9.4.   Expiration of Performance Share . If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or Disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting by reason of death, Disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

10.   Change of Control .

 10.1   Change in Control . For purposes of this Section 10, a “Change in Control ” of the Company will mean the following:

 (a)   the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

 (b)   the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

 (c)   any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuing Directors (as defined below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors); provided that a traditional institution or venture capital financing transaction shall be excluded from this definition;

 (d)   a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) 50% or more, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuing Directors, or (ii) less than 50% of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuing Directors).

10.2   Continuing Directors . For purposes of this Section 10, “Continuing Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuing Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

 10.3   Acceleration of Incentives . Without limiting the authority of the Committee under the Plan, if a Change of Control of the Company occurs whereby the acquiring entity or successor to the Company does not assume the Incentives or replace them with substantially equivalent incentive awards, then upon the effective date of any such Change in Control (a) all outstanding options and SARs will vest and will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options or SARs have been granted remains in the employ or service of the Company or any subsidiary of the Company or any acquiring entity or successor to the Company; (b) the restrictions on all shares of restricted stock awards shall lapse immediately; and (c) all performance shares shall be deemed to be met and payment made immediately.

 10.4   Cash Payment for Options . If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an option at the time of grant or at any time after the grant of an option, and without the consent of any participant affected thereby, may determine that:

(a)
some or all participants holding outstanding options will receive, with respect to some or all of the shares of Common Stock subject to such options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such options; and

(b)
any options as to which, as of the effective date of any such Change in Control, the Fair Market Value of the shares of Common Stock subject to such options is less than or equal to the exercise price per share of such options, shall terminate as of the effective date of any such Change in Control.

If the Committee makes a determination as set forth in subparagraph (a) of this Section 10.4, then as of the effective date of any such Change in Control of the Company, such options will terminate as to such shares and the participants formerly holding such options will only have the right to receive such cash payment(s). If the Committee makes a determination as set forth in subparagraph (b) of this Section 10.4, then as of the effective date of any such Change in Control of the Company such options will terminate, become void and expire as to all unexercised shares of Common Stock subject to such options on such date, and the participants formerly holding such options will have no further rights with respect to such options.

11.   General .

11.1.   Effective Date . The Plan will become effective upon approval by the Board.

11.2.   Duration . The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

11.3.   Non-transferability of Incentives . Except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, unless approved by the Committee, no stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant’s lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

11.4.   Effect of Termination, Death or Disability . In the event that a participant ceases to be an employee of or consultant to the Company, or the participants other service with the Company is terminated, for any reason, including death, but excluding “Disability,” any Incentives may be exercised or shall expire at such times as may be determined by the Committee in its sole discretion in the agreement evidencing an Incentive. Notwithstanding any provision to the contrary contained in the Plan, in the event that a participant ceases to be employed or engaged by the Company, or is otherwise unable to render services to the Company, as a result of a Disability, any portion of a stock option Incentive that has vested as of the date of such Disability shall remain exercisable for the remaining term of such stock option, or such lesser period as provided in the agreement evidencing the terms of such stock option; provided, however , that all portions of a stock option Incentive that have not yet vested or are scheduled to vest in the future shall not vest and the employee’s rights to such portion of the stock option shall terminate. Notwithstanding the other provisions of this Section 11.4, upon a participant’s termination of employment or other service with the Company and all subsidiaries (other than as a result of a Disability), the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause options and SARs (or any part thereof) then held by such participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards, Performance Shares and Stock Awards then held by such participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Incentive may remain exercisable or continue to vest beyond its expiration date. Any Incentive Stock Option that remains unexercised more than one (1) year following termination of employment by reason of death or Disability or more than three (3) months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option. The term “Disability” shall mean, with respect to a participant, that such participant is unable to perform a significant part of his or her duties and responsibilities as an employee, director, consultant or other advisor to the Company by reason of such participant’s physical or mental injury or illness, and such inability lasts for a period of at least 180 consecutive days.

11.5.   Additional Conditions . Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Incentives granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “ Securities Act ”), and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.6.   Adjustment . In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the corporate structure of the Company or shares of the Company, the exercise price of an outstanding Incentive and the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock in order to prevent dilution or enlargement of the rights of the participants. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

11.7.   Incentive Plans and Agreements . Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

11.8.   Withholding .

(a)   The Company shall have the right to (i) withhold and deduct from any payments made under the Plan or from future wages of the participant (or from other amounts that may be due and owing to the participant from the Company or a subsidiary of the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive, or (ii) require the participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “ Election ”) to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“ Tax Date ”).

(b)   Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

(c)   If a participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, then an Election is subject to the following additional restrictions:

(1)   No Election shall be effective for a Tax Date which occurs within six months of the grant or exercise of the award, except that this limitation shall not apply in the event death or Disability of the participant occurs prior to the expiration of the six-month period.

(2)   The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company’s quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11.9.   No Continued Employment, Engagement or Right to Corporate Assets . No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

11.10.   Deferral Permitted . Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

11.11.   Amendment of the Plan . The Board may amend, suspend or discontinue the Plan at any time; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive without the consent of the affected participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 11.6 of the Plan.

11.12.   Definition of Fair Market Value . For purposes of this Plan, the “ Fair Market Value ” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee or the board of directors of the Company determines in good faith in the exercise of its reasonable discretion to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market (collectively, “ Nasdaq ”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

11.13   Breach of Confidentiality, Assignment of Inventions, or Non-Compete Agreements . Notwithstanding anything in the Plan to the contrary, in the event that a participant materially breaches the terms of any confidentiality, assignment of inventions, or non-compete agreement entered into with the Company or any subsidiary of the Company, whether such breach occurs before or after termination of such participant’s employment or other service with the Company or any subsidiary, the Committee in its sole discretion may immediately terminate all rights of the participant under the Plan and any agreements evidencing an Incentive then held by the participant without notice of any kind.

11.14   Governing Law . The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

11.15   Successors and Assigns . The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the participants in the Plan.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MANHATTAN PHARMACEUTICALS, INC.

The undersigned, a stockholder of Manhattan Pharmaceuticals, Inc., hereby appoints Michael McGuinness as proxy, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Stockholders of Manhattan Pharmaceuticals, Inc. to be held at the offices of Lowenstein Sandler PC at 65 Livingston Avenue, Roseland, NJ 07068 at 10:00 a.m. (EST), on May 13, 2011, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, in the manner directed herein.

(Continued, and to be marked, dated and signed, on the other side)

Manhattan Pharmaceuticals, Inc.

Your vote is important.  We encourage you to vote promptly.  Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 12, 2011.  You may vote in one of the following ways:

To Vote Your Proxy by Internet - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2011.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future Stockholder Communications
If you would like to reduce the costs incurred by Manhattan Pharmaceuticals, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

To Vote Your Proxy by Phone – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2011.  Have your proxy card in hand when you call and then follow the instructions to vote your shares.

To Vote Your Proxy by Mail
Mark, Sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Manhattan Pharmaceuticals, Inc., c/o Broadridge 51 Mercedes Way, Edgewood, NY  11717.

Please detach here

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED IN BEHALF OF THE BOARD OF DIRECTORS.

	FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
2. ELECTION OF DIRECTORS: DOUGLAS ABEL NEIL HERSKOWITZ MICHAEL MCGUINNESS TIMOTHY McINERNEY RICHARD I. STEINHART DAVID SHIMKO	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	1. TO AUTHORIZE THE BOARD OF DIRECTORS IN THEIR SOLE DISCRETION TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT WITHIN THE RANGE OF 1:25 AND 1:50.	☐	☐	☐
			3. PROPOSAL TO AMEND THE 2003 STOCK OPTION PLAN.	☐	☐	☐
			4. PROPOSAL TO RATIFY APPOINTMENT OF J.H. COHN LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011.	☐	☐	☐
6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.
COMPANY NUMBER: PROXY NUMBER: ACCOUNT NUMBER:

Signature _______________________   Date_________